UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 11, 2015

The Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-51018

Delaware	23-3016517
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

409 Silverside Road
Wilmington, DE 19809
(Address of principal executive offices, including zip code)

302-385-5000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01       Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

The Bancorp, Inc. (the “Company”) no longer expects to file its Annual Report on Form 10-K for the fiscal year ended December 31, 2014 (the “Form 10-K”) by May 11, 2015, as previously stated in Item 3.01 of the Company’s Current Report on Form 8-K, filed April 1, 2015.  The Company currently expects to file the Form 10-K by the end of June 2015.  The delay was occasioned by additional testing being performed by the Company’s independent public accountants prior to the issuance of their report.  As a result, the Company will also be unable to file its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2015 (the “Form 10-Q”) until the end of June 2015.  The Company previously reported that on April 1, 2015 it had received a letter from NASDAQ Stock Market LLC (“NASDAQ”) that the Company was not in compliance with NASDAQ Listing Rule 5250(c) requiring the timely filing of all required periodic financial reports.  The Company has advised NASDAQ of the expected schedule for the filing of the Form 10-K and the Form 10-Q and, prior to June 1, 2015, intends to provide NASDAQ with a plan for the Company to come into compliance with that Rule.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 11, 2015	The Bancorp, Inc.

By: /s/ Paul Frenkiel
Name: Paul Frenkiel
Title: Executive Vice President, Chief Financial Officer and Secretary